Jones, Jensen & Company

                       CERTIFIED PUBLIC ACCOUNTANTS





            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



September 30, 1997


National Health & Safety Corporation
Warminster, Pennsylvania


As independent public accountants, we hereby consent to the use of our audit report dated March 25, 1997 (and to all references to our Firm) included in or made a part of the Form 10K-SB registration statement and incorporated by reference in the Form S-8 of National Health & Safety Corporation.



Jones, Jensen & Company
Certified Public Accountants